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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) May 25, 2001 (May 15, 2001)

                         VICTOR EBNER ENTERPRISES, INC.
             (Exact name or registrant as specified in its charter)



                   FLORIDA                                  65-0853816
                   -------                                  ----------
       (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

        309-837 WEST HASTINGS STREET,                        V6C 3N6
        -----------------------------                        -------
           VANCOUVER, B.C., CANADA                          (Zip code)
           -----------------------
  (Address of principal executive offices)

       Registrant's telephone number, including area code: (604) 605-0507

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On May 15, 2001, College Software, Inc. (the "Company") and Victor Ebner Enterprises Incorporated, a New York corporation, executed a Plan of Merger whereby the Company acquired all of the issued and outstanding shares of Victor Ebner in exchange for 12,800,000 shares of common stock of the Company. In addition, on May 21, 2001, the Company changed it name to Victor Ebner Enterprises, Inc. and Thomas Braun resigned as President and Christian Ebner was elected President.

         VICTOR EBNER

         Victor Ebner was incorporated on November 10, 1998 and is a development stage business, whose efforts have been principally devoted to developing audio-visual language learning instruction systems in the United States. Victor Ebner intends to create and sell audio-visual language training products which are intended for the general public. The company employs a combination of traditional and alternative teaching methods to educate certain segments of the public, especially adults, in foreign languages.

         While traditional methods of teaching focus exclusively on the written word, Victor Ebner's techniques complement those methods through interactive audio-visual graphics and displays (e.g. film scenes, cartoon images, sound effects, music and sub-titles). Victor Ebner believes its teaching scenarios offer more attractive and engaging methods of learning than those offered by its more traditional counterparts. Consequently, by strategically inserting written language into its existing creative audio-visual displays, Victor Ebner has created, what it believes to be, the most creative and effective teaching method on the market.

         As part of the training materials, Christian Ebner, Victor Ebner's founder, sole shareholder and President, created a cartoon character named "Victor" who helps guide students through the language lessons. Victor plays a comic role in the teaching materials. The name "Victor" is the same in the following languages that the company offers teaching materials for:
British-English; German; French; Spanish; Italian and Portuguese.

         REVENUES. To date, Victor Ebner has earned no revenues from business operations/activities and has realized a net loss of $31,801. Within the next twelve months, Victor Ebner expects to begin generating revenues by expanding its business throughout the United States, developing new and unique tools and methods of teaching, procuring and strengthening relationships with certain strategic partners, and through the continued development of unique consumer merchandise offerings sold through catalog, retail, online and contextual based e-commerce channels.

         EMPLOYEES. Victor Ebner currently has one employee, Christian Ebner.

         DESCRIPTION OF PROPERTY. Victor Ebner currently maintains an office presence at the offices of Troutman Sanders May & Valentine LLP, it special securities counsel, at 1660 International Drive, Suite 600, McLean, Virginia 22102. Victor Ebner utilizes limited office support services as required and does not have a formal arrangement beyond a month-to-month basis.

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         LEGAL PROCEEDINGS. Victor Ebner is not subject to any pending or threatened litigation, legal proceedings or claims.

         PLAN OF OPERATION

         Victor Ebner is still in the development stage and is yet to earn revenues from operations. During the next twelve months Victor Ebner intends to develop a business that creates audio-visual language training instruction systems in the United States. This will include, but not be limited to developing marketing materials, renting office and class room space, and interviewing and hiring administrative, marketing and instructional personnel. Victor Ebner may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to:
         o market acceptance of Victor Ebner's audio-visual language instruction methods and materials;
         o Victor Ebner's ability to acquire and deliver high quality products at a price lower than currently available to consumers;
         o Victor Ebner's ability to obtain additional financing in a timely manner and on terms favorable to Victor Ebner;
         o intense and increasing competition from language training schools, online deliveries of language training and materials;
         o delays or errors in Victor Ebner's ability to upgrade and develop its systems and infrastructure in a timely and effective manner, technical difficulties, system downtime or utility brownouts;
         o Victor Ebner's ability to attract customers at a steady rate and maintain customer satisfaction;
         o the amount and timing of operating costs and capital expenditures relating to the expansion of Victor Ebner's business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances;
         o the number of returns and cancellations experienced by Victor Ebner; and,
         o general economic conditions specific to the foreign language instruction industry.

         REVENUES

         Victor Ebner has generated no revenues from operations from its inception. Victor Ebner believes it will begin earning revenues from operations within the next twelve months as it transitions from a development stage company to that of an active growth stage company.

         COSTS AND EXPENSES

         During the year ended December 31, 2000 and 1999, Victor Ebner did not generate any revenues. Victor Ebner incurred expenses of $31,791 during the year ended December 31, 2000 as compared to $ 0 expenses in 1999. Victor Ebner' general administrative expenses were $31,791 during the year ended December 31, 2000 as compared to no general and administrative expenses for the same period in 1999, an increase of $31,791. The increase was due to Victor Ebner incurring $31,791 of legal, consulting and accounting fees and costs in connection with the development of Victor Ebner's business plan, market research in the United States, and the preparation of Victor Ebner's a proposed business combination that has been terminated.

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         LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 2000, Victor Ebner had a deficiency in working capital of $31,791 compared to no working capital at December 31, 1999, a decrease in working capital of $31,791. The decrease in working capital was due to increases in accounts payable and accrued expenses of $47,341 during the year ended December 31, 2000. All Victor Ebner's assets at December 31, 2000 are illiquid.

         As a result of Victor Ebner's operating losses during the year ended December 31, 2000, Victor Ebner generated a cash flow deficit of $31,791 from operating activities. Victor Ebner met its cash requirements during the year through proceeds of advances from shareholder of $21,695 and an increase in accounts payable of $25,646.

         While Victor Ebner's shareholder has, in the past, provided the funds necessary to meet its working capital and financing needs, additional financing is required in order to meet Victor Ebner's current and projected cash flow deficits from operations and development. Victor Ebner is seeking financing in the form of equity in order to provide the necessary working capital. Victor Ebner currently has no commitments for financing. There are no assurances Victor Ebner will be successful in raising the funds required.

         Victor Ebner believes that its existing capital resources will be sufficient to fund its current level of operating activities, capital expenditures, debt and other obligations through the next 12 months. Victor Ebner anticipates it will generate cash flow deficits (or burn rate) of $100,000 during the next twelve months. If during that period or thereafter, Victor Ebner is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to Victor Ebner, this could have a material adverse effect on Victor Ebner's business, results of operations liquidity and financial condition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         a) Financial Statements. Registrant has determined that it is impracticable to file the required financial statements concurrently with this Form 8-K. Registrant will file such financial statements by amendment as soon as practicable, but not later than July 24, 2001.

         b) Pro Forma Financial Information. Registrant has determined that it is impracticable to file the required pro forma financial information concurrently with this Form 8-K. Registrant will file such pro forma financial information by amendment as soon as practicable, but not later than July 24, 2001.

         c)  Exhibits.

             Exhibit 2. Plan of Merger, dated May 15, 2001, by and between College Software, Inc. and Victor Ebner Enterprises, Inc.

             Exhibit 99.1 Press Release dated May 11, 2001: Victor Ebner Enterprises, Inc. signs letter of Intent with College Software, Inc.

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                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



VICTOR EBNER ENTERPRISES, INC.                      Date:  May 25, 2001
(Registrant)




By:  /S/ CHRISTIAN EBNER
    --------------------
      Christian Ebner
      President


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